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                                                                    Exhibit 3.78

                                    BY-LAWS

                                    ARTICLE I
                            MEETING OF STOCKHOLDERS

Section 1. ANNUAL MEETING

The annual meeting of Stockholders shall be held at the principal office of the Corporation, in the City of NAPLES, County of COLLIER, State of FLORIDA, or at such other places as the Board of Directors may from time to time determine, either within or without the State of Florida, on the first Thursday in March of each year, at eleven o'clock in the forenoon of that day. (If the day so designated shall fall upon a legal holiday, then the meeting shall be held upon the first business day thereafter.) The Secretary shall serve personally, or by first-class mail, a written notice thereof, not less than ten (10) nor more than sixty (60) days previous to such meeting, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all Stockholders shall be present, or of which all Stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with.

Section 2. SPECIAL MEETINGS

Special meetings of Stockholders other than those regulated by Statute, may be called at any time by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by first-class mail by the Secretary


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not less than ten (10) nor more than sixty (60) days before the date set for such meeting. If mailed, it shall be directed to a Stockholder at his address as it appears on the stock book; but at any meeting of which all Stockholders shall be present, or of which Stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. The Board of Directors shall also, in like manner, call a special meeting of Stockholders whenever so requested in writing by Stockholders representing not less than one-tenth of the capital stock of the company. The President may in his discretion call a special meeting of Stockholders upon not less than (10) nor more than sixty (60) days notice. No business other than that specified in the call for the meeting, shall be transacted at any special meeting of the Stockholders, except upon the unanimous consent of all the Stockholders entitled to notice thereof. Special meetings may be held within or without the State of Florida.

Section 3. - VOTING

At all meetings of the Stockholders, each Stockholder of the Corporation shall be entitled at each proposal presented at the meeting, to one vote for each share of voting stock recorded in the name of such Stockholder on the books of the Company. Vote may be cast in person or by written authorized proxy.


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Section 4. - PROXY

Each proxy must be executed in writing by the Stockholder of the Corporation, or his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

Section 5. - QUORUM

A majority of the Stockholders entitled to vote shall constitute a quorum at any Stockholders' meeting, but any number of Stockholders, even if less than a quorum, may adjourn the meeting from time to time and place to place.

Section 6. - RECORD DATE

The Board of Directors may fix a date not more than ten (10) days prior to the date set for a meeting of Stockholders as the record date as of which the Stockholders of record who have the right to and are entitled to notice of and to vote at the meeting and any adjournment thereof shall be determined.

                                   ARTICLE II

                                   DIRECTORS

Section 1. - NUMBER

The affairs and business of this Corporation shall be managed and its corporate powers exercised by a Board of Directors composed of three (3) members who need not be Stockholders of record. All of the Directors shall be of full age.


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Section 2. - HOW ELECTED

At the annual meeting of Stockholders, the three (3) persons receiving a plurality of the votes cast shall be Directors and shall constitute the Board of Directors until the next annual meeting of the Stockholders and election and qualification of their successors.

Section 3. - TERM OF OFFICE

The term of office of each of the Directors shall be one (1) year, and thereafter until his successor has been elected and qualified.

Section 4. - DUTIES

The Board of Directors shall have the control and general management of the affairs and business of the Corporation. Such Directors shall in all cases act as a Board, regularly convened, by majority vote, and they may adopt such rules and regulations for the conduct of their meetings and the management of the company as they may deem proper, not inconsistent with these By-Laws and the laws of the State of Florida.

Section 5. - DIRECTORS' MEETINGS

Regular meetings of the Board of Directors shall be held immediately following the annual meeting of the Stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of two (2) Directors. Directors' meetings may be held within or without the State of Florida.


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Section 6. - NOTICE OF MEETINGS

Notice of meetings, other than the regular annual meeting, shall be given by service upon each Director in person, or by mailing to him at his last known post office address, at least five (5) days before the date therein designated for such meeting including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted if the meeting had been duly called.

Section 7. - VOTING

At all meetings of the Board of Directors, each Director is to have one vote, irrespective of the number of shares of stock that he may hold. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. - VACANCIES

Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by a majority vote of the remaining Directors.

Section 9. - REMOVAL OF DIRECTORS

Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the Stockholders holding a majority of the stock, at any special meeting called for the purpose.



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Section 10. - WAIVER OF NOTICE

Whenever by statute, the provisions of the Articles of Incorporation or these By-Laws, the Stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of the Stockholder, by his attorney thereunto authorized.

Section 11. - QUORUM

At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business, but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, no more than sixty (60) days later. The number of Directors who shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of any business of any specified item of business shall be a majority of the Directors.

If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting from time to time, until a quorum shall be present.

Section 12. - COMPENSATION OF DIRECTORS

Directors shall receive such salary or compensation as may be determined by the Board of Directors.


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                                   ARTICLE III
                                    OFFICERS

Section 1. - OFFICERS

This Corporation shall have a President, a Vice President, a Secretary and a Treasurer, and such other Officers as shall be elected, from time to time, by the Board. Any person may hold two or more offices except that the President may not also be Secretary or Assistant Secretary.

Section 2. - ELECTION

All Officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of Stockholders, and shall hold office for the term of one (1) year, or until their successors are duly elected. Officers need not be members of the Board. The Board may appoint such other Officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

Section 3. - DUTIES OF OFFICERS

The duties and powers of the Officers of the Company shall be as follows:

PRESIDENT - The President shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the Stockholders and Board of Directors unless a Chairman is elected as one of the officers of the corporation, in which case the Chairman of the Board shall preside.



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VICE PRESIDENT - During the absence and inability of the President to render and perform his duties or exercise his powers, as set forth in these By-Laws or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Vice President; and when so acting, he shall have all the powers and be subject to all responsibilities hereby given to or imposed upon such President.

He shall perform such other duties as may be prescribed by the Board of Directors or the President.

SECRETARY - The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Stockholders and Board of Directors, send out all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or President.

TREASURER - The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render account thereof at the annual meetings of Stockholders and whenever else required by the Board of Directors or President, and shall perform such other duties as may be prescribed by the Board of Directors or President.

Section 4. - BOND

The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.



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Section 5. - VACANCIES, HOW FILLED

All vacancies in any office shall be filled by the Board of Directors without undue delay at its regular meeting or at a meeting specially called for that purpose. In the case of the absence of any Officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such Officers to any other Officer or Director for the time being, provided a majority of the entire Board concur therein.

Section 6. - COMPENSATION OF OFFICERS

The Officers shall receive such salary or compensation as may be determined by the Board of Directors.

Section 7. - REMOVAL OF OFFICERS

The Board of Directors may remove any Officer by a majority vote, at any time with or without cause.

                                   ARTICLE IV
                             CERTIFICATES OF STOCK

Section 1. - DESCRIPTION OF STOCK CERTIFICATES

The Certificates of Stock shall be numbered in the order in which they are issued. They should be in a book and shall be issued in consecutive order and a record of the name of the person owning the shares, with the date of issuance and number thereof, shall be kept by the Secretary. Such Certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice President, and countersigned by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation.


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Section 2. - TRANSFER OF STOCK

The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered and cancelled before a new certificate can be issued.

Section 3. - LOST CERTIFICATES

If a Stockholder shall claim to have lost or destroyed a certificate or certificates of stock issued by the Corporation, the Board of Directors may direct, at its discretion, a new certificate or certificates issued, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed, and upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may require.

                                    ARTICLE V
                                      SEAL

The corporate seal shall have the name of the corporation and the word "seal" inscribed thereon, and may be facsimile, engraved, printed or an impression seal.


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                                   ARTICLE VI
                                    DIVIDENDS

Section 1. - WHEN DECLARED

The Board of Directors shall by vote declare dividends in accordance with the Florida General Corporation Act, whenever, in their opinion, the condition of the Corporation affairs will render it expedient for such dividends to be declared. When the Board of Directors shall so determine, the dividends may be paid in stock.

                                   ARTICLE VII
                                   AMENDMENTS

Section 1. - HOW AMENDED

These By-Laws may be altered, amended, repealed or added to by the vote of the Board of Directors of this Corporation at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors are present at such regular or special meeting. These By-Laws, and any amendments thereto, and new By-Laws added by the Directors, may be amended, altered or replaced by the Stockholders at any annual or special meeting of the Stockholders.


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